Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Louis E. Ryan, Chief Financial Officer of St. Bernard Software, Inc. (the "Small Business Issuer"), do hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

(1)
the Small Business Issuer's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the "Report"), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Small Business Issuer.

Dated: May 5, 2009	By:	/s/ Louis E. Ryan
Louis E. Ryan
Chief Financial Officer